CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-265629 on Form S-3 and Registration Statement No. 333-225113 on Form S-8 of our report dated February 14, 2023, relating to the financial statements of GrafTech International Ltd. and the effectiveness of GrafTech International Ltd.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ DELOITTE & TOUCHE LLP

Cleveland, Ohio

February 14, 2023